                                                   Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 LUKENS INC.
               --------------------------------------------------
               (Exact name of issuer as specified in its charter)

                Delaware                              23-2451900
        ---------------------------------         ------------------
        (State or other jurisdiction               (I.R.S. Employer
        of incorporation or organization)          Identification No.)

50 South First Avenue, Coatesville, Pennsylvania            19320
- ------------------------------------------------         -----------
   (Address of principal executive offices)               (Zip Code)


                     Washington Steel Corporation Employees
                   Capital Accumulation Plan (Massillon, OH)
                   -----------------------------------------
                            (Full title of the plan)

                                 Copies to:
William D. Sprague, Esquire                        Rhonda R. Cohen, Esquire
Vice President and General Counsel                 Ballard Spahr Andrews &
Lukens Inc.                                           Ingersoll
50 South First Avenue                              1735 Market Street
Coatesville, Pennsylvania  19320                   Philadelphia, PA  19103
- --------------------------------------
(Name and address of agent for service)

                                (610) 383-3379
- --------------------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)


- --------------------------------------------------------------------------------
                              CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
                                  Proposed      Proposed
                                  Maximum       Maximum          Amount
Title of            Amount        Offering      Aggregate          of
Securities          to be         Price         Offering      Registration
to be Registered    Registered    per Share(1)  Price(1)           Fee
- --------------------------------------------------------------------------------
Common Stock,
par value $0.01     50,000 shares     $31.625    $1,581,250     $546
per share  (2)
- --------------------------------------------------------------------------------

(1) Estimated pursuant to Securities and Exchange Commission Rule 457(c) only for the purpose of calculating the registration fee; based on the average of the high and low price per share of Common Stock of Lukens Inc. on June 21, 1994, as published in the NYSE-Composite Transactions quotations.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                   PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

          The following documents filed with the Securities and Exchange Commission by the Company (File No. 1-3258) or by the Washington Steel Corporation Employees Capital Accumulation Plan (Massillon, OH) (the "Plan") are hereby incorporated by reference in this Registration Statement:

          1. Annual Report on Form 10-K for the fiscal year ended December 25, 1993.

          2.   Quarterly Report on Form 10-Q for the quarter ended March 26,
               1994.

          3.   Form 8-B dated January 27, 1987.

          4. Form 8-A dated July 31, 1987, as amended by Form 8 dated September 9, 1988 and Form 8 dated July 25, 1990.

          All documents filed by the Company or by the Plan subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of the filing of such documents.


Item 4.  Description of Securities

          Not applicable.


Item 5.  Interests of Named Experts and Counsel

          None.


Item 6.   Indemnification of Directors and Officers

          The Delaware General Corporation Law provides as follows regarding indemnification of officers and directors:

          (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made
(1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

          (h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          The Company's Restated Certificate of Incorporation provides as follows regarding the indemnification of directors and officers:

          The Corporation shall indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or interstate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payment of unlawful dividends or approval of illegal stock purchases or redemptions prohibited pursuant to
     Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit.

          Article VIII of the Company's By-laws provides as follows regarding the indemnification of directors and officers:

          Section 1.  Power to Indemnify in Actions, Suits or Proceedings other
                      ---------------------------------------------------------
     Than Those by or in the Right of the Corporation.  Subject to Section 3 of
     ------------------------------------------------
     this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its
                                               ---------------
     equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          Section 2.  Power to Indemnify in Actions, Suits or Proceedings by or
                      ---------------------------------------------------------
     in the Right of the Corporation.  Subject to Section 3 of this Article
     -------------------------------
     VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          Section 3.  Authorization of Indemnification.  Any indemnification
                      --------------------------------
     under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

          Section 4.  Good Faith Defined.  For purposes of any determination
                      ------------------
     under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be.

          Section 5.  Indemnification by a Court.  Notwithstanding any contrary
                      --------------------------
     determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application.

          Section 6.  Expenses Payable in Advance.  Expenses incurred in
                      ---------------------------
     defending or investigating a threatened or pending action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article VIII.

          Section 7.  Non-exclusivity and Survival of Indemnification.  The
                      -----------------------------------------------
     indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this
     Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 and 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise. The indemnification and advancement of expenses provided by, or granted pursuant to this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

          Section 8.  Insurance.  The Corporation may purchase and maintain
                      ---------
     insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VIII.

          Section 9.  Meaning of "Corporation" for Purposes of Article VIII.
                      -----------------------------------------------------
     For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          Section 10.  Survival of Indemnification and Advancement of Expenses.
                       -------------------------------------------------------
     The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of heirs, executors and administrators of such a person.

          In addition, the Company has entered into indemnification contracts ("Indemnification Agreements") with its current directors and corporate officers and expects to enter into similar agreements with individuals who in the future hold such positions with the Company or its subsidiaries. The Indemnification Agreements were approved by the Board of

Directors of the Company on January 27, 1988 and by the stockholders on April 27, 1988.

          The Indemnification Agreements provide for indemnification of the Company's directors and corporate officers to the fullest extent permitted by law including the benefits of any subsequent changes in Delaware law relative to indemnification. They cover any and all expenses (including attorneys' fees and all other costs and obligations), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection therewith) incurred in connection with investigating, defending, being a witness or participating in, or preparing to defend, be a witness in or participate in, any threatened, pending or completed action, suit or proceeding (including appeals), or any inquiry or investigation, whether civil, criminal, administrative, investigative or otherwise (a "proceeding"), related to the fact that such director or corporate officer is or was a director, officer, employee, agent or fiduciary of the Company or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by such director or corporate officer in any such capacity. Indemnification would not, however, be available under the Indemnification Agreements if a person or body appointed by the Company's Board of Directors who is not a party to the proceeding for which indemnification is sought and who may be or consist of one or more members of the Board (or, under certain circumstances discussed below, independent legal counsel) determines that such indemnification is not permitted under applicable law and such determination is not successfully challenged before a court. A director or corporate officer would also not be entitled to indemnification under the Indemnification Agreements in connection with a proceeding initiated by such director or corporate officer, unless such proceeding was authorized or consented to by the Board of Directors.

          As permitted by the Delaware General Corporation Law, the Indemnification Agreements also provide for the prompt advancement of all expenses incurred in connection with any proceeding and obligate the director or corporate officer to reimburse the Company for all amounts so advanced if it is subsequently determined, as provided in the Indemnification Agreements, that the director or corporate officer is not entitled to indemnification.

          In the event that the person or body appointed by the Company's Board of Directors determines that the director or corporate officer would not be permitted to be indemnified under applicable law (and, therefore, is not entitled to indemnification under the Indemnification Agreements), the Indemnification Agreements provide that the director or corporate officer may seek a judicial determination of his or her right to indemnification. The Indemnification Agreements further provide that the director or corporate officer is entitled to indemnification for, and advancement of, all expenses (including attorneys' fees) incurred in any proceeding seeking to collect from the Company an indemnity claim or advancement of expenses under the Indemnification Agreements, the Charter, or otherwise, or in seeking to recover under a directors' and officers' liability insurance policy, whether or not the director or corporate officer is successful.

          After a Change in Control of the Company (which Change in Control is not approved by the Company's Board of Directors), all determinations to be made by or on behalf of the Company regarding a director's or corporate officer's right to indemnification and to the advancement of expenses are required to be made by independent legal counsel to be selected by the director or corporate officer and approved by the Board (which approval cannot be unreasonably withheld). As defined in the Indemnification Agreements, a Change in Control is deemed to have occurred if (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the then outstanding securities of the Company which vote generally in the election of directors ("Voting Securities"), or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company's assets.

          The Indemnification Agreements impose upon the Company the burden of proving that the director or corporate officer is not entitled to indemnification in any particular case, and the Indemnification Agreements negate certain presumptions which might otherwise be drawn against a director or corporate officer in certain circumstances. The Indemnification Agreements also provide that all legal actions brought against the director or corporate officer by or in the right of the Company must be brought within a period of two years from the date of the accrual of such actions (or any shorter period that would otherwise be applicable), after which period any such cause of action will be extinguished. Further, the Indemnification Agreements provide that if the Company pays a director or corporate officer pursuant to an Indemnification Agreement, the Company will be subrogated to such director's or corporate officer's rights to recover from third parties.

          Like the Delaware General Corporation Law, the Indemnification Agreements provide that a director's or corporate officer's rights under such contracts are not exclusive of any other indemnity rights he or she may have; however, the Indemnification Agreements do prevent double payment. While not requiring the maintenance of directors' and officers' liability insurance, the Indemnification Agreements require that the director or corporate officer be provided with the maximum coverage afforded any other director or officer of the Company.

          Finally, the Company maintains in force insurance coverage for all duly elected or appointed Company officers and directors for damages, judgments, settlements and "defense costs" (as defined in the policy) related to any claim of breach of duty, neglect, error, misstatement, misleading statement, omission or act by any such persons in their respective capacities as officers and directors or any matter claimed against them solely by reason of their status as officers and directors. The insurance also covers the Company for amounts advanced by the Company to officers and directors pursuant to indemnification arrangements provided such amounts would be covered if expended directly by the officers and directors. Coverage is limited to $35 million. Standard exclusions from coverage apply, including for criminal and deliberately fraudulent acts and for the gaining of personal profit or advantage to which the officer or director was not legally entitled.


Item 7.   Exemption from Registration

          Not applicable.

Item 8.   Exhibits

     Exhibit
     Number              Description of Exhibit
     ------              ----------------------

    4(1) Restated Certificate of Incorporation of Lukens Inc., as amended, including Certificate of Designation of Series A Junior Participating Preferred Stock and Certificate of Designation of Series B ESOP Convertible Preferred Stock (incorporated by reference to Exhibit 4(1) to Post-Effective Amendment No. 1 to Registrant's Form S-8 Registration Statement, Registration No. 33-23405)

    4(2) By-laws of Lukens Inc. as amended June 26, 1991 (incorporated by reference to Exhibit 4(2) to Post-Effective Amendment No. 4 to Registrant's Form S-8 Registration Statement, Registration No. 33-6673)

    4(3) Rights Agreement dated as of July 29, 1987, as amended as of July 25, 1990, between Lukens Inc. and Mellon Bank (East) N.A. as Rights Agent (incorporated by reference to Exhibit 1 to Registrant's Form 8-K Current Report dated July 25, 1990)

    4(4) Form of Trust Agreement between Lukens Inc. and Vanguard Fiduciary Trust Company, dated July 1, 1993

    4(5) Form of Washington Steel Corporation Employees Capital Accumulation Plan (Massillon, OH), as amended and restated effective July 1, 1993

    5(1) Opinion of William D. Sprague, Vice President and General Counsel of the Company, relating to the legality of securities

    5(2) Opinion of Ballard Spahr Andrews & Ingersoll confirming compliance of the provisions of the Washington Steel Corporation Employees Capital Accumulation Plan (Massillon, OH) with the requirements of ERISA pertaining to such provisions

    23(1) Consent of William D. Sprague, Vice President and General Counsel of the Company, is contained in the opinion filed as Exhibit 5(1)

    23(2) Consent of Ballard Spahr Andrews & Ingersoll is contained in the opinion filed as Exhibit 5(2)

    23(3) Consent of Arthur Andersen & Co.

    24    Power of Attorney (included on page II-16)

Item 9.  Undertakings

          (a)  The undersigned registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (d) (1) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given, a copy of the registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the annual report of the registrant for the preceding fiscal year may be so delivered, but within such 120 day period the annual report for the last fiscal year will be furnished to each such employee.

               (2) The undersigned registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the plan who do not otherwise receive such material as stockholders of the registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

               (3) The undersigned registrant and plan hereby undertake to transmit or cause to be transmitted promptly, without charge, to any participant in the plan who makes a written request, a copy of the then latest annual report of the plan filed pursuant to Section 15(d) of the Securities Exchange Act of 1934. If such report is filed separately on Form 11-K, such form shall be delivered upon written request. If such report is filed as a part of the registrant's annual report on Form 10-K, that entire report (excluding exhibits) shall be delivered upon written request. If such report is filed as a part of the registrant's annual report to stockholders delivered pursuant to paragraph (1) or (2) of this undertaking, additional delivery shall not be required.

                                   SIGNATURES
                                   ----------


          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coatesville, Commonwealth of Pennsylvania, on the 21st day of June, 1994.


                                 LUKENS INC.


                                 By: /s/ R. William Van Sant
                                    ---------------------------
                                    R. William Van Sant
                                    Chairman and
                                    Chief Executive Officer

                              POWER OF ATTORNEY
                              -----------------

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, R. W. VAN SANT, JOHN N. MAIER, WILLIAM
D. SPRAGUE and JOHN C. VAN RODEN, JR. and each of them as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                     Title                        Date
- ---------                     -----                        ----


/s/ R. William Van Sant       Chairman,                 June 21, 1994
- -----------------------       Chief Executive
R. William Van Sant           Officer and Director

/s/John C. van Roden, Jr.     Vice President and        June 21, 1994
- -------------------------     Treasurer
John C. van Roden, Jr.


/s/John N. Maier              Vice President and        June 21, 1994
- -------------------------     Controller
John N. Maier


/s/Michael O. Alexander       Director                  June 21, 1994
- -------------------------
Michael O. Alexander


/s/T. Kevin Dunnigan          Director                  June 21, 1994
- -------------------------
T. Kevin Dunnigan


/s/Ronald M. Gross            Director                  June 21, 1994
- -------------------------
Ronald M. Gross


/s/Nancy Huston Hansen        Director                  June 21, 1994
- -------------------------
Nancy Huston Hansen


/s/William H. Nelson, III     Director                  June 21, 1994
- -------------------------
William H. Nelson, III


/s/Stuart J. Northrop         Director                  June 21, 1994
- -------------------------
Stuart J. Northrop


/s/Robert L. Seaman           Director                  June 21, 1994
- -------------------------
Robert L. Seaman


/s/Harry C. Stonecipher       Director                  June 21, 1994
- -------------------------
Harry C. Stonecipher


/s/Joab L. Thomas             Director                  June 21, 1994
- -------------------------
Joab L. Thomas


/s/W. Paul Tippett            Director                  June 21, 1994
- -------------------------
W. Paul Tippett

          The Plan. Pursuant to the requirements of the Securities Act of 1933, the Washington Steel Corporation Employees Capital Accumulation Plan (Massillon,
OH) has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Coatesville, Pennsylvania, on the 21st day of June, 1994.

                    WASHINGTON STEEL CORPORATION EMPLOYEES
                    CAPITAL ACCUMULATION PLAN (MASSILLON, OH)


                    By: /s/ Richard D. Luzzi
                       -----------------------------------------

                         Chairman, Employee Benefits
                         Administration Committee

                                 EXHIBIT INDEX


 Exhibit
 Number             Description of Exhibit
 ------             ----------------------

    4(1) Restated Certificate of Incorporation of Lukens Inc., as amended, including Certificate of Designation of Series A Junior Participating Preferred Stock and Certificate of Designation of Series B ESOP Convertible Preferred Stock (incorporated by reference to Exhibit 4(1) to Post-Effective Amendment No. 1 to Registrant's Form S-8 Registration Statement, Registration No. 33-23405)

    4(2) By-laws of Lukens Inc. as amended June 26, 1991 (incorporated by reference to Exhibit 4(2) to Post-Effective Amendment No. 4 to Registrant's Form S-8 Registration Statement, Registration No. 33-
          6673)

    4(3) Rights Agreement dated as of July 29, 1987, as amended as of July 25, 1990, between Lukens Inc. and Mellon Bank (East) N.A. as Rights Agent (incorporated by reference to Exhibit 1 to Registrant's Form 8-K Current Report dated July 25, 1990)

    4(4) Form of Trust Agreement between Lukens Inc. and Vanguard Fiduciary Trust Company, dated July 1, 1993

    4(5) Form of Washington Steel Corporation Employees Capital Accumulation Plan (Massillon, OH), as amended and restated effective July 1, 1993

    5(1) Opinion of William D. Sprague, Vice President and General Counsel of the Company, relating to the legality of securities

    5(2) Opinion of Ballard Spahr Andrews & Ingersoll confirming compliance of the provisions of the Washington Steel Corporation Employees Capital Accumulation Plan (Massillon, OH) with the requirements of ERISA pertaining to such provisions

    23(1) Consent of William D. Sprague, Vice President and General Counsel of the Company, is contained in the opinion filed as Exhibit 5(1)

    23(2) Consent of Ballard Spahr Andrews & Ingersoll is contained in the opinion filed as Exhibit 5(2)

    23(3) Consent of Arthur Andersen & Co.

    24    Power of Attorney (included on page II-16)